EXHIBIT 10.19

consent and amendment to LOAN AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and dated as of December 16, 2021 and is entered into by and between PINEAPPLE ENERGY LLC, a Delaware limited liability company, for itself and on behalf of any Subsidiary (collectively, “Borrower”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as Lender (“Lender”) and as administrative agent and collateral agent for itself and the Lender (in such capacity, “Agent”).

RECITALS

A.          The Borrower and Lender are parties to that certain Loan and Security Agreement, dated as of December 11, 2020 (as amended, modified, supplemented or restated and in effect from time to time, collectively, the “Loan Agreement”);

B.           The Loan Agreement made available to Borrower a term loan in a principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Term Loan”) to finance the acquisition of certain assets.

C.            Borrower, Communication Systems, Inc., a Minnesota corporation (“CSI”), Helios Merger Co., a Delaware corporation and a wholly owned subsidiary of CSI (“Helios”), and the other parties thereto are parties to that certain Agreement and Plan of Merger, dated as of March 1, 2021 (as amended, modified, supplemented or restated and in effect from time to time, collectively, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Helios will be merged with and into the Borrower and Borrower will become a wholly-owned subsidiary of CSI (the “Merger”);

D.          Pursuant to the terms and conditions of the Loan Agreement, the Borrower is not authorized to complete the Merger without consent from the Lender and Agent and a written amendment to the Loan Agreement;

E.           Borrower has requested that the Lender and Agent consent to the Merger and modify and amend certain terms and conditions of the Loan Agreement in connection with the Merger; and

F.           Lender and Agent are willing to consent to the Merger and to modify and amend certain terms and conditions of the Loan Agreement, subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, Agent and the Lender agree as follows:

1.           Capitalized Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.           Consent to Merger and Pre-Closing Financing.

a.        Pursuant to Section 7.8 of the Loan Agreement, the Borrower may not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate. In addition, Section 7.10 of the Loan Agreements prohibits the Borrower from changing its corporate name, legal form or jurisdiction of formation without ten (10) days’ prior written notice to Agent and prohibits the Borrower from suffering any Change in Control.

Notwithstanding anything to the contrary set forth in the Loan Agreement and subject to the terms and conditions set forth herein, Agent and Lender hereby consent, effective as of the date hereof, to the Merger, in accordance with the Merger Agreement.

b.        Pursuant to Sections 7.3 and 7.18 of the Loan Agreement, the Borrower may not (i) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than certain Indebtedness permitted pursuant to Section 7.3 or (ii) enter into any transactions with any Affiliates of Borrower or any Subsidiaries of Borrower. Notwithstanding anything to the contrary set forth in the Loan Agreement and subject to the terms and conditions set forth herein, Agent and Lender hereby consent, effective as of the date hereof, to any Pre-Closing Financing (as defined in the Merger Agreement) that may be entered into by Borrower pursuant to the terms of the Merger Agreement.

3.           Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a.        The definition of the term “Term Loan Maturity Date” as found in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Term Loan Maturity Date” means December 31, 2024.

b.        Section 2.1(f) shall be amended and restated as follows:

(f) Prepayment. At its option by providing at least three (3) Business Days prior written notice to Agent, Borrower may prepay all or a portion of the outstanding Term Loan by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, in each case without prepayment premium or fee. Immediately after CSI receives proceeds from the PIPE Investors (as defined in the Merger Agreement) pursuant to the PIPE Agreement (as defined in the Merger Agreement), Borrower shall repay $4,500,000.00 of the outstanding Term Loan plus all accrued and upaid interest and expenses, with the remaining principal to be paid upon the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. The amount of the Term Loan that has not been repaid from time to time may not be reborrowed.

c.        Section 2.1(g) shall be amended and restated as follows:

(g)       Notwithstanding anything contained herein to the contrary, Borrower shall prepay all of the outstanding Term Loan by paying the entire principal balance (or such portion thereof), plus all accrued and unpaid interest thereon, if CSI, Borrower or any of their respective Subsidiaries closes on one or more sales of equity (or another form of equity financing), other than any transaction pursuant to the PIPE Agreement or any sales governed by the CVR Agreement (an “Equity Transaction”), that generates proceeds of at least $25,000,000, in the aggregate. Such prepayment shall occur simultaneously with the closing of the sale of Equity Transaction.

d.        Section 7.20 is hereby deleted in its entirety.

4.        Effective Date of Amendment. This Amendment shall be effective as of the date set forth above.

5.        Termination of Amendment. This Amendment shall automatically terminate and be of no further force and effect without further action of either party hereto upon the termination of the Merger Agreement in accordance with its terms.

6.        Integration. This Amendment and the Loan Agreement represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Agreement merge into this Amendment and the Loan Agreement.

7.        Prior Agreement. The Loan Agreement is hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Agreement. In the event of any conflict or inconsistency between this Amendment and the Loan Agreement, the terms of this Amendment shall be controlling, but the Loan Agreement shall not otherwise be affected or the rights therein impaired. The amendments in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term of the Loan Agreement, or (b) otherwise prejudice any right or remedy which Lender or Agent may now have, or may have in the future under or in connection with the Loan Agreement.

8.        Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9.        Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

10.      Binding Effect. This Amendment shall inure to the benefit of the and be binding on the Borrower and its permitted assigns (if any).

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Lender and Agent have duly executed and delivered this Consent and Amendment to Loan and Security Agreement as of the day and year first above written.

BORROWER:

PINEAPPLE ENERGY LLC, a Delaware limited liability company

	Signature:	/s/ Kyel Udseth
	Print Name:	Kyle Udseth
	Title:	Chief Executive Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

	Signature:	/s/ Zhuo Huang
	Print Name:	Zhuo Huang
	Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

	Signature:	/s/ Zhuo Huang
	Print Name:	Zhuo Huang
	Title:	Associate General Counsel